Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-227753) pertaining to stock option plans and Registration Statements (Form F-3 No. 333-195124, 333-236064, 333-209037 and 333-249063), of Can-Fite Biopharma Ltd. and in the related Prospectus of our report dated March 25, 2021 with respect to the consolidated financial statements of Can-Fite Biopharma Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
March 25, 2021	A Member of Ernst & Young Global